Exhibit 99.1

            ACCESS WORLDWIDE REPORTS THIRD QUARTER FINANCIAL RESULTS

    BOCA RATON, Fla., Nov. 21 /PRNewswire-FirstCall/ -- Access Worldwide Communications, Inc. (OTC Bulletin Board: AWWC), a leading marketing services company, today reported financial results for the quarter ended September 30, 2005.

    For the Three Months Ended September 30, 2005
    Our revenues decreased $1.5 million, or 15.2%, to $8.4 million for the quarter ended September 30, 2005, compared to $9.9 million for the quarter ended September 30, 2004. We reported a loss from operations for the third quarter of 2005 of $(1.5) million, compared to a loss from operations of $(0.6) million for the third quarter of 2004.

    We reported a net loss of $(2.8) million, or $(0.20) loss per share of common stock, for the quarter ended September 30, 2005, compared to net loss of $(0.9) million, or $(0.09) loss per share of common stock, for the quarter ended September 30, 2004. Total weighted average common shares outstanding for the quarters ended September 30, 2005 and September 30, 2004 were 13,599,552 and 9,906,886, respectively.

    The overall decrease in revenues was primarily attributed to the lead time necessary for our two new business development professionals to replace the revenue lost from a prior client due to regulatory changes in our Business Services segment. We are continuing to experience an increase in activity from each of these individuals. The decrease was offset by the slight increase in revenues in our Pharmaceutical Services segment. The increase in net loss was attributed to the decrease in revenues as mentioned above and a decrease in revenues at our medical education business division. In addition, a deemed dividend related to warrants issued to certain stockholders was recorded in the quarter ended September 30, 2005, at its fair value of $0.7 million, in accordance with generally accepted accounting principles.

    For the Nine Months Ended September 30, 2005
    Our revenues decreased $8.5 million, or 23.1%, to $28.3 million for the nine months ended September 30, 2005, compared to $36.8 million for the nine months ended September 30, 2004. Revenues for the Pharmaceutical Segment decreased $0.3 million, or 1.6%, to $18.2 million for the nine months ended September 30, 2005, compared to $18.5 million for the nine months ended September 30, 2004. Revenues for the Business Segment decreased $8.2 million, or 44.8%, to $10.1 million for the nine months ended September 30, 2005, compared to $18.3 million for the nine months ended September 30, 2004.

    We reported net loss and loss per share of common stock of $(4.0) million and $(0.34), respectively, for the nine months ended September 30, 2005, compared to net loss and loss per share of common stock of $(0.8) million and $(0.08), respectively, for the nine months ended September 30, 2004. Total weighted average common shares outstanding for the nine months ended September 30, 2005 and September 30, 2004 were 11,909,830 and 9,828,900, respectively.

    "We continue to focus our efforts on improving revenue performance at our other divisions and continue to review our selling, general and administrative costs in light of our decreased revenues," stated Richard Lyew, the Company's Chief Financial Officer.

    Founded in 1983, Access Worldwide provides a variety of sales, marketing and medical education services. Among other things, we reach physicians, pharmacists and patients on behalf of pharmaceutical clients, educating them on new drugs, prescribing indications, medical procedures and disease management programs. Services include product stocking, medical education, database management, clinical trial recruitment and teleservices. For clients in the telecommunications, financial services, insurance and consumer products industries, we reach the established mainstream and growing multicultural markets with multilingual teleservices. Access Worldwide is headquartered in Boca Raton, Florida and has about 800 employees in offices throughout the United States and Asia. More information is available at www.accessww.com.

    This press release contains forward-looking statements including statements regarding financial results. Such statements involve known or unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, include, but are not limited to, the following: our ability to continue as a going concern if we are unable to generate cash flow and income from continuing operations; our ability to continue to comply with the financial covenants contained under our debt agreement; competition from other third-party providers and those clients and prospects who may decide to do work in-house that we currently do for them; our ability to successfully operate at capacity our new communication center in Manila, Philippines; consolidation in the pharmaceutical, medical, telecommunications and consumer products industries which reduces the number of clients and prospects that are able to be served; potential consumer saturation reducing the need for services; our ability and clients' ability to comply with state, federal and industry regulations; our reliance on a limited number of major clients and the reduction in services performed for or the loss of one or more major clients; our ability to develop or fund the operations of new products or service offerings; our reliance on technology; our reliance on key personnel and labor force and the ability to recruit additional personnel; the volatility of our stock price; and the unpredictability of the outcome of the litigation in which we are involved. For a more detailed discussion of these risks and others that could affect results, see our filings with the Securities and Exchange Commission, including the risk factors section of Access Worldwide's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission. The Company assumes no duty to update any forward-looking statements.

                      Access Worldwide Communications, Inc.
                      Condensed Consolidated Balance Sheets

                                                  September 30,    December 31,
                                                      2005            2004
                                                 --------------   --------------
                                                  (Unaudited)
ASSETS
   Current Assets
      Cash and cash equivalents                  $      673,503   $    2,570,546
      Restricted cash                                   877,000          122,000
      Accounts receivable, net                        6,771,746        7,567,448
      Unbilled receivables                              528,444          398,547
      Other assets, net                                 792,895        1,001,671

         Total current assets                         9,643,588       11,660,212

   Property and equipment, net                        4,918,050        3,614,322
   Restricted cash                                      466,000          589,000
   Other assets, net                                    614,962          146,177

         Total assets                            $   15,642,600   $   16,009,711

LIABILITIES, MANDATORILY REDEEMABLE
 PREFERRED STOCK
   AND COMMON STOCKHOLDERS' DEFICIT

   Current Liabilities
      Current portion of indebtedness            $    3,774,836   $    2,955,450
      Current portion of indebtedness
       - related parties                                352,334          352,334
      Accounts payable                                1,595,470          739,438
      Accrued expense                                 1,578,579        2,857,183
      Grants payable                                    235,346        2,257,000
      Accrued salaries, wages and
       related benefits                                 484,309        1,204,301
      Customer Deposits                                 526,216          165,512
      Deferred revenues                               3,160,027        2,981,859
      Accrued interest and other
       related party expenses                            56,823           12,673

         Total current liabilities                   11,763,940       13,525,750

   Long-term portion of indebtedness                    741,790          135,008
   Other long-term liabilities                          796,607          786,386
   Convertible notes, net                             1,965,290        1,427,685
   Mandatorily redeemable preferred
    stock, $0.01 par value:
      2,000,000 shares authorized,
       40,000 shares issued and
       outstanding                                    4,000,000        4,000,000

         Total liabilities                           19,267,627       19,874,829

   Commitments and contingencies

   Common stockholders' deficit
      Common stock to be issued,
       4,510,000 shares                               2,255,000                -
      Common stock, $0.01 par value:
       voting 20,000,000 shares
       authorized;
         12,096,219 and 10,841,719
          shares issued and
          outstanding,
          respectively                                  120,962          108,417
      Additional paid-in capital                     68,212,866       66,228,271
      Accumulated deficit                           (74,199,005)     (70,182,006)
      Deferred compensation                             (14,850)         (19,800)

         Total common stockholders'
          deficit                                    (3,625,027)      (3,865,118)

      Total liabilities, mandatorily
       redeemable preferred stock
         and common stockholders'
          deficit                                $   15,642,600   $   16,009,711

                      Access Worldwide Communications, Inc.
                 Condensed Consolidated Statements of Operations

                                    Unaudited                      Unaudited
                              For the Three Months            For the Nine Months
                                     Ending                         Ending
                                  September 30,                  September 30,
                          ----------------------------    ----------------------------
                              2005            2004            2005            2004
                          ------------    ------------    ------------    ------------
Revenues                  $  8,455,213    $  9,871,862    $ 28,341,232    $ 36,813,074
Cost of revenues             5,242,277       5,840,565      16,345,368      21,510,396

Gross profit                 3,212,936       4,031,297      11,995,864      15,302,678

Selling, general &
 administrative
 expenses                    4,746,811       4,640,923      13,961,300      15,081,971

(Loss) income from
 operations                 (1,533,875)       (609,626)     (1,965,436)        220,707

Interest expense, net         (482,791)       (330,292)     (1,311,563)     (1,006,575)

Net loss before deemed
 dividend                   (2,016,666)       (939,918)     (3,276,999)       (785,868)

Deemed dividend -
 warrants issued to
 certain stockholders         (740,000)              -        (740,000)              -

Net loss applicable to
 common stockholders      $ (2,756,666)   $   (939,918)   $ (4,016,999)   $   (785,868)

Basic and diluted loss
 per share of common
 stock                    $      (0.20)   $      (0.09)   $      (0.34)   $      (0.08)

Weighted average common
 shares outstanding         13,599,552       9,906,886      11,909,830       9,828,900

SOURCE  Access Worldwide Communications, Inc.
    -0-                             11/21/2005
    /CONTACT: Mark Wright, Investor Relations, mwright@accessww.com, or Richard Lyew, Executive Vice President & CFO, rlyew@accessww.com, both of Access Worldwide Communications, Inc., +1-571-438-6140 /
    /Web site:  http://www.accessww.com /
    (AWWC)